                                                                    Exhibit 23.5






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated July 18, 2001 on the combined statements of income, shareholders' equity, and cash flows of the Business Acquired by Asbury Automotive North Carolina L.L.C. (Crown Automotive Group) for the period from January 1,1999 through April 6, 1999, and for the year ended December 31, 1998, (and to all references to our Firm) included in or made a part of this registration statement.



/s/ ARTHUR ANDERSEN LLP

New York, New York
January 7, 2002